UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2026
CURTISS-WRIGHT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-134	13-0612970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Harbour Place Drive, Suite 300
Davidson,	North Carolina	28036
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (704) 869-4600
--------------
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on May 7, 2026. The following matters set forth in the Company’s Proxy Statement dated March 26, 2026, which was filed with the Securities and Exchange Commission pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, were voted upon with the results indicated below.

1.The nominees listed below were elected directors with the respective votes set forth opposite their names:

	FOR	WITHHELD
Lynn M. Bamford	28,892,425	897,450
Bruce D. Hoechner	27,883,300	1,906,575
Jeffrey J. Lyash	29,635,478	154,397
Glenda J. Minor	27,980,162	1,809,713
Anthony J. Moraco	29,388,544	401,331
William F. Moran	29,386,186	403,689
Robert J. Rivet	27,616,725	2,173,150
Peter C. Wallace	25,147,247	4,642,628
Larry D. Wyche	27,876,763	1,913,112

2.A proposal seeking ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2026 was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS
31,748,612	1,699,576	27,113
3.A proposal seeking approval, on an advisory basis, of a resolution approving the compensation paid to the Company’s named executive officers, as disclosed in the Proxy Statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables and accompanying narrative disclosure therein was approved, with the votes cast as follows:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
27,921,229	1,781,260	87,386	3,685,426

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CURTISS-WRIGHT CORPORATION
By: /s/ K. Christopher Farkas
K. Christopher Farkas
Executive Vice President and
Chief Financial Officer

Date: May 8, 2026